EXHIBIT 4.1


                           Matrix Capital Group, Inc.
                        420 Lexington Avenue, Suite 601
                            New York, New York 10170


                                   May 3, 2010



Matrix Defined Trusts 18
c/o The Bank of New York Mellon, as Trustee
The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                    Matrix Defined Trusts 18

             Matrix Quantitative Preferred Income Portfolio, 2Q 2010
             -------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-166211 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Group, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ CHRISTOPHER ANCI
                                  ------------------------------
                                        Christopher Anci
                                           President